UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2025

QUOIN PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

State of Israel	001-37846	92-2593104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42127 Pleasant Forest Court Ashburn, VA	20148-7349
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 980-4182

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one (1) Ordinary Share, no par value per share	QNRX	The Nasdaq Stock Market LLC
Ordinary Shares, no par value per share*		N/A
*	Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Quoin Pharmaceuticals Ltd. (the “Company” or “Quoin”), a late clinical stage, specialty pharmaceutical company focused on rare and orphan diseases, today announced highly positive clinical data from its ongoing Investigator Pediatric Netherton Syndrome (NS) study. Dramatic improvement was observed in the patient’s disease state with clear visual evidence of skin healing observed after just two weeks of whole-body application of QRX003.

Both key clinical endpoints, Investigator’s Global Assessment (IGA) and Pruritus or itch, demonstrated highly significant clinical improvements from baseline after two weeks of treatment with QRX003 on patient’s whole body.

Table 1: Results for First Pediatric Patient Receiving QRX003 ‘Whole-Body’ Application

Endpoint*	Baseline	Two Week
Investigator Global Assessment	7	1–2
Pruritus	5	1

*Both IGA and Pruritus scores based on a 0-10 scale.

Furthermore, following treatment with QRX003, the patient has now discontinued previously required medications including all antihistamines, glucocorticoids and antivirals. Importantly, the patient has not needed treatment with any antibiotics since the whole-body application of QRX003 was initiated. In addition, the patient is now experiencing zero nightly sleep disturbances for the first time in her life. No adverse events have been reported to date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 27, 2025	QUOIN PHARMACEUTICALS LTD.

	By:	/s/ Michael Myers
	Name:	Dr. Michael Myers
	Title:	Chief Executive Officer